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                                                                    EXHIBIT 10.1

                              CONSULTING AGREEMENT

          This Consulting Agreement ("Agreement") is to be effective as of the 12th day of July, 2001, by and between Big Buck Brewery & Steakhouse, a Michigan corporation ("Company"), with offices located at 550 S. Wisconsin, P.O. Box 1430, Gaylord, MI 49734, and Morgan James & Associates ("Consultant"), having its principal place of business at 14 West Jones Street, Suite "D," Savannah, GA 31401.

          For the purpose of this Agreement, either of the above shall be referred to as a "Party" and collectively as the "Parties."

          1. APPOINTMENT OF MORGAN JAMES & ASSOCIATES. Company hereby appoints Consultant and Consultant hereby agrees to render services to Company as a management consultant, strategic planner and advisor.

          2. DUTIES. During the term of this Agreement, Consultant shall provide advice to, undertake for, and consult with Company concerning management, marketing, consulting, strategic planning, corporate organization, and structure financial matters in connection with the operation of the Company's business, expansion of services, stockholder relations, and shall review and advise Company regarding its overall progress, needs and condition. Company understands and acknowledges that Consultant is not a broker dealer. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

                  a) Present to Company prospective acquisition targets, business opportunities, joint ventures, and any other form of revenue enhancements to Company;

                  b) Assist in the implementation of short-range and long-term strategic planning to fully develop and enhance Company's assets, resources, products, and services;

                  c) Support in the implementation of a marketing program to assist Company in broadening the markets for its business and services and promote the image of the Company and its business and services;

                  d) Assist Company in the monitoring of services provided by Company's advertising firm, public relations firm, and other professionals to be employed by Company;

                  e) Advise Company relative to the continued development for a customer relations program and to stimulate interest in Company by institutional investors and other members of the financial community;

                  f) Advise Company relative to the recruitment and employment of key executives consistent with the expansion of operations of Company; and

                  g) Advise and recommend to Company additional services relating to the present business and services provided by Company as well as new products that may be provided by Company.

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          3.      TERM. The term ("Term") of this  Consulting  Agreement  shall be for a period of one (1) year commencing on the date hereof and shall continue on a month-to-month basis until terminated by Company or Consultant with a notice of thirty
                  (30) days.

          4.      COMPENSATION.  See Attachment "A."

          5. CONFIDENTIALITY. Consultant will not disclose to any other person, firm or corporation, nor use for its own benefit, during or after the Term of the Consulting Agreement, any trade secrets or other information which are material and nonpublic and which are acquired by Consultant in the course of performing services hereunder. Any written representation rendered by Consultant pursuant to this Consultant Agreement may not be disclosed in any manner without the prior written approval of Company.

          6. INDEMNIFICATION. Company, its agents or assigns herby agree to indemnify and hold Consultant harmless from and against all losses, claims, damages, liabilities, costs or expenses which result from a legal dispute (including reasonable attorney's fees), collectively the "Liabilities," joint and several, arising from the performance of this Consulting Agreement; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability, cost or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Consult. This indemnity shall not apply, however, and Consultant shall indemnify and hold Company, its affiliates, control persons, officers, employees, and agents harmless from and against all liabilities, where a court of competent jurisdiction has made a final determination that Consultant engages in gross negligence and willful misconduct in the performance of its services hereunder (but pending any such final determination, the final indemnification and reimbursement provision of this Consulting Agreement shall apply and Company shall perform its obligation hereunder to reimburse Consultant for its expenses). The Consultant will indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities, costs or expenses to which the Company or any such director, officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses (or actions in respect thereof) arise omission or alleged omission, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Consultant. The provisions of this paragraph shall survive the termination and expiration of this Consulting Agreement.

          7. INDEPENDENT CONTRACTOR. Consultant and Company hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is an agent of or a joint venture of Company.

          8. MISCELLANEOUS. This Consulting Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understanding, and agreements between the Parties. This Consulting Agreement is non-exclusive and cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all Parties. This Consulting Agreement shall be governed by the laws of the State of Michigan without reference to the conflict of law principles thereof. In the event of any dispute as to the terms of this Consulting Agreement, the prevailing Party in any litigation shall be entitled to reasonable attorney's fees.

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          9.      RESTRICTIONS REGARDING COMPANY'S STOCK. Consultant understands and acknowledges that the payment of consideration to securities broker-dealers and their associated persons (directly or indirectly, including affiliates of associated persons) for the purpose of inducing them to buy or sell securities for their account or for their customers' accounts, to recommend the purchase of securities to their customers, or to influence the price of securities in the public market is a violation of the NASD's Rule of Fair Practice and of the Federal Securities Exchange Act of 1934, as amended, and that the transfer of the Company's common stock or the sale thereof at a price below the then current bid price to a securities broker-dealer and such associated person described above is prohibited. Accordingly, Consultant agrees that the shares of Company's common stock, which the Company is to or may deliver to Consultant as compensation for Consultant's services, will not be used for any prohibited purpose described above. Consultant understands that any securities issuable pursuant to Section 4 hereof (the "Shares") are not being registered under the Securities Act or relevant state securities laws pursuant to exemptions from the Securities Act and such laws, and that the Company's reliance upon such exemptions is predicated in part on Consultant's representations to the Company as contained herein. Consultant further represents and agrees that if it should later desire to dispose of or transfer any of the Shares in any manner, it will not do so without first obtaining (a) the opinion of counsel designated by the Company that such proposed disposition or transfer lawfully may be made without the registration of the Shares for such purpose pursuant to the Securities Act, as then in effect, and applicable state securities laws, or (b) such registrations. Consultant agrees that the Company may place a restrictive legend on the certificate(s) representing the Shares to reflect the foregoing restrictions.

          10. PIGGYBACK REGISTRATION. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its common stock by it or any of its security holders, the Company will give written notice of its determination to Consultant. Upon the written request of Consultant given with ten(10) days after receipt of any such notice from the Company, the Company will, except as herein proved, cause all the Shares for which the Consultant has so requested registration, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the Consultant of the Shares to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, in good faith abandoning or delaying any such registration initiated by it. If any registration pursuant to this section shall be underwritten in whole or in part, the Company may require that the securities requested for inclusion pursuant to this section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the securities originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of common stock offered by the Company, the number of securities otherwise to be included in the underwritten public offering may be reduced pro rata among the holders thereof requesting such registration to a number that the managing underwriter believes will not adversely affect the sale of shares by the Company. Those securities which are thus excluded from the underwritten public offering, and any other common stock owned by such holders, shall be withheld from the market by the holders thereof for a period, not to exceed one hundred eighty (180) days, which the managing underwriter reasonably determines is necessary in order in effect the underwritten public offering.

          11. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United Sates Postal Service by (a) advance copy by

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                  fax or (b) mailing by express courier or registered or
                  certified mail with postage and fees prepaid, addressed to each of the Parties thereunto entitled at the following addresses, or at such other addresses as a Party may designate by ten (10) days advance written notice to each of the other Parties hereto:

                           Company: Big Buck Brewery & Steakhouse 550 S. Wisconsin, P.O. Box 1430 Gaylord, MI 49734
                                            Attn:  William Rolinski
                                            Telephone:      (989) 731-0401
                                            Fax:            (989) 731-2788

                           Consultant:      Morgan James & Associates
                                            14 West Jones Street, Suite "D"
                                            Savannah, GA 31401
                                            Attn:  Morgan J. Wilbur III
                                            Telephone:      (912) 790-3076
                                            Fax:            (912) 790-3079

          IN WITNESS WHEREOF, the undersigned have set their hand and seal this 12th day of July, 2001.

Big Buck Brewery & Steakhouse, Inc.                 Morgan James & Associates

/s/ William F. Rolinski                             /s/ Morgan J. Wilbur III
----------------------------                        -------------------------
BY: William Rolinski                                BY: Morgan J. Wilbur III
ITS:  President                                     ITS:

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                                 ATTACHMENT "A"

                   TO CONSULTING AGREEMENT DATED JULY 12, 2001

All fees to consultant, Morgan James & Associates, will be paid as follows:

          1) Company shall pay an initial payment of UW $1,500 due at the commencement of this contract, as well as an additional US $3,000 per month for the length of the contract, the next payment of which is due one month after the initial payment.

          2) Upon execution, Company shall issue 125,000 shares of Company's common stock to the Consultant. Said shares shall be restricted subject to piggyback rights of registration as outlined above.

                  In addition, forty-five (45) days from the date of commencement of this Agreement, Company shall issue an additional 75,000 shares of the Company's common stock to the Consultant. Said shares shall be restricted and have piggyback rights of registration as outlined above.

                  In addition, ninety (90) days from the date of commencement of this Agreement, Company shall issue an additional 50,000 shares of the Company's common stock to the Consultant. Said shares shall be restricted and have full rights of piggyback registration as outlined above.

                  Consultant understands the issuance of stock in the company as set forth above requires Board of Directors approval of this agreement.

          3) Consultant will be paid a fee of three percent (3%) of any funds raised by Consultant on behalf of Company.

          4) Consultant will be paid a fee of three percent (3%) of the purchase price of any acquisition or merger made by or involving Company, provided the third party involved in this transaction was introduced to Company by Consultant.

          5) Consultant will be paid a fee of five percent (5%) of the total value of any contracts brought to the Company by Consultant.